UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2026

GRANITE CONSTRUCTION INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12911 (Commission File Number)	77-0239383 (IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.
On May 19, 2026 (the “Call Notice Date”), Granite Construction Incorporated (the “Company”) announced that it called the outstanding $273.3 million aggregate principal amount of the Company’s 3.75% Convertible Senior Notes due 2028 (the “2028 Notes”) for redemption on August 10, 2026. Holders of the 2028 Notes may surrender their 2028 Notes for conversion at any time before the close of business on August 6, 2026. The Company elected to settle conversions on or after the Call Notice Date and through the close of business on August 6, 2026 by paying cash up to $2,617.40 per $1,000 principal amount of the 2028 Notes to be converted and delivering shares of the Company’s common stock, par value $0.01 per share, in respect of the remainder, if any, of the conversion obligation in excess thereof. In accordance with the terms of the Indenture, dated as of May 11, 2023, between the Company and Wilmington Trust, National Association (the “Indenture”), pursuant to which the 2028 Notes were issued, settlement amounts due to holders of the 2028 Notes that validly convert their 2028 Notes before the close of business on August 6, 2026 will be determined by the Company over an observation period consisting of the 50 consecutive trading days beginning on, and including, May 27, 2026 (the “Observation Period”).

The Company has determined that a Market Disruption Event (as defined in the Indenture) occurred on each of July 9 and July 10, 2026, and, accordingly, neither July 9 nor July 10, 2026 are trading days for purposes of the Observation Period. As a result, the Company expects that the Observation Period that began on May 27, 2026 will run through, and include, August 10, 2026 (excluding, for the avoidance of doubt, July 9 and July 10, 2026), subject to any future Market Disruption Events that may occur. The Company expects to settle the conversion of 2028 Notes validly surrendered for conversion in connection with the redemption on August 12, 2026, in accordance with the terms of the Indenture.

Forward-Looking Statements

Any statements contained in this Current Report on Form 8-K that are not based on historical facts, including statements about the Observation Period and the settlement of conversions of the 2028 Notes constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “expects,” “estimates,” “intends,” “plans,” “potential,” “may,” “will,” “could,” “would” and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are based on management’s current beliefs, assumptions and estimates. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or estimates that may prove to be incorrect. In addition, the Company’s business and operations involve numerous risks and uncertainties, many of which are beyond the Company’s control, which could result in the Company’s expectations not being realized or otherwise materially affect the Company’s business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, those described in greater detail in the Company’s filings with the Securities and Exchange Commission, particularly those described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Due to the inherent risks and uncertainties associated with the Company’s forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this Current Report on Form 8-K and, except as required by law, the Company undertakes no obligation to revise or update any forward-looking statements for any reason.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

By:	/s/ M. Craig Hall
M. Craig Hall
Executive Vice President, Chief Legal Officer and Secretary

Date: July 10, 2026